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Exhibit 99.1 Press Release dated January 26, 2005


FOR IMMEDIATE RELEASE                                  FOR MORE INFORMATION:
January 26, 2005                                        Bill D. Wright
                                                        Chief Financial Officer
                                                        (270) 393-0700

        CITIZENS FIRST CORPORATION ANNOUNCES FOURTH QUARTER 2004 RESULTS

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and twelve months ended December 31, 2004. Mary D. Cohron, President and CEO, reported that the Company's net income on a consolidated basis for the fourth quarter of 2004 was $408,944, or $0.33 and $0.30 per basic and diluted common share, respectively, compared to net income of $120,246 or $0.15 per basic and diluted common share for the fourth quarter of 2003. The company recorded a provision for loan losses of $5,000 for the fourth quarter of 2004, compared to $80,000 for the fourth quarter of 2003. "Citizens First's fourth quarter net income of $408,944 is a record for the Company," said Cohron. "This remarkable increase, compared to net income of $120,246 during the same quarter of 2003, is primarily a result of the continued improvement of the net interest margin and the hard work of our staff."

For the twelve months ended December 31, 2004, the Company reported net income of $1,037,889, or $0.95 per basic and diluted common share, respectively, compared to a net loss of ($290,029), or ($0.41) per basic and diluted common share for the same period in 2003. For the twelve months of 2004, the company recorded a provision for loan losses of $165,000, compared to $1,808,000 for the same period of 2003. "Net income for 2004 of $1,037,889, an increase of $1,327,918 over the net loss of ($290,029) for 2003, is also a record for the Company," said Cohron. "The Company's focus on improving earnings is paying off."

Net interest income for the quarter ended December 31, 2004 was $1,694,943, versus $1,335,670 for the same quarter of 2003, an increase of $359,273 or 26.9%. Non-interest income was $378,324 during the fourth quarter of 2004, compared to $282,246 in the same quarter of 2003, an increase of $96,078 or 34.0%. Included in non-interest income for the fourth quarter of 2004 is income from the sale of secondary market loans of $107,348, compared to $60,089 in the fourth quarter of 2003, an increase of $47,259, or 78.6%. Non-interest expense was $1,457,523 for the fourth quarter of 2004, versus $1,359,770 for the same period of 2003, an increase of $97,753 or 7.2%.

For the twelve months ended December 31, 2004, net interest income was $6,079,132, compared to $4,839,644 for the same period in 2003, an increase of $1,239,488 or 25.6%. Non-interest income for the twelve months of the year totaled $1,429,804 in 2004, compared to $1,519,208 for the same period of 2003, a decrease of $89,404 or 5.9%. The decrease is attributable to income from secondary market loan sales, which decreased $77,931 for the period, to $413,715 from $491,646, and from the sale of investment securities, down $178,392, with a loss of $34,368 during the twelve months of 2004 compared to a gain of $144,024 during the same period of 2003. An increase in service charges on deposit accounts of $167,797 in 2004 compared to 2003, to $834,900 from $667,103, partially offset these decreases. Non-interest expense during the twelve months of 2004 was $5,805,897, an increase of $798,666 or 16.0% over the total of $5,007,231 from the same period of 2003.

Total assets at December 31, 2004 were $169,512,086, up $5,992,091 or 3.7%, from
$163,519,995 at December 31, 2003. Loans increased $12,234,951, or 9.1%, from
$134,715,475 at December 31, 2003 to $146,950,426 at December 31, 2004.
Stockholders' equity of $18,176,640 equaled 10.7% of total assets as of December 31, 2004.
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This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995 that are based upon the Company's current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, overall loan demand, increased competition in the financial services industry which could negatively impact the Company's ability to increase total earning assets, and retention of key personnel. Actions by the Federal Reserve Board and changes in interest rates, loan prepayments by, and the financial health of, the Company's borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.


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CITIZENS FIRST CORPORATION
(Unaudited)
                                                  Financial Highlights

                                               Quarter         Quarter
                                                Ended           Ended
                                              12/31/2004      12/31/2003

Interest Income ...........................   $ 2,301,589     $2,075,943
Interest Expense                                  606,646        740,273
                                               ----------     ----------
Net Interest Income .......................     1,694,943      1,335,670
Provision for Loan Losses                           5,000         80,000
                                               ----------     ----------
Net Interest Income after Provision ........    1,689,943      1,255,670
Non-Interest Income .......................       378,324        282,246
Non-Interest Expenses .....................     1,457,523      1,359,770
                                               ----------     ----------
Income before Taxes ........................      610,744        178,146
Income Tax Provision ......................       201,800         57,900
                                               ----------     ----------
Net Income ................................    $  408,944     $  120,246
Preferred Dividends .......................      (131,036)             0
                                               ----------      ---------
Net Income Available for Common Shareholders . $  277,908     $  120,246
                                               ==========     ===========
Basic Net Income Per Common Share .........    $     0.33     $     0.15
Diluted Net Income Per Common Share ......     $     0.30     $     0.15


                                              Twelve Months      Twelve Months
                                                  Ended              Ended
                                                12/31/2004         12/31/2003


Interest Income ............................   $ 8,620,760         $ 7,727,956
Interest Expense                                 2,541,628           2,888,312
                                               -----------         -----------
Net Interest Income ........................     6,079,132           4,839,644
Provision for Loan Losses                          165,000           1,808,000
                                               -----------         -----------
Net Interest Income after Provision ........     5,914,132           3,031,644
Non-Interest Income ........................     1,429,804           1,519,208
Non-Interest Expenses ......................     5,805,897           5,007,231
                                               -----------         -----------
Income (Loss) before Taxes .................     1,538,039           (456,379)
Income Tax Provision (Benefit) .............       500,150           (166,350)
                                               -----------         -----------
Net Income (Loss) ............ .............   $ 1,037,889        $  (290,029)
Preferred Dividends ........................      (240,707)                 0
                                               -----------         -----------
Net Income (Loss) Available for
  Common Shareholders ......................   $   797,182        $  (290,029)
                                               ===========        ============
Basic Net Income (Loss) Per Common Share ..... $      0.95        $     (0.41)
Diluted Net Income (Loss) Per Common Share ... $      0.95        $     (0.41)



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CITIZENS FIRST CORPORATION
(Unaudited)


                                           As of        As of
                                        12/31/2004    12/31/2003
                                         (in 000's)    (in 000's)
ASSETS
Cash and cash equivalents ............   $   3,911    $   5,233
Federal funds sold ...................         169            0
Investment securities ................      12,889       18,400
FHLB stock ...........................         583          425
Mortgage loans held for sale .........         650          530
Loans ................................     146,950      134,715
Allowance for loan losses ............      (1,721)      (1,904)
Other assets .........................       6,081        6,121
                                         ---------    ---------
     TOTAL ASSETS ....................   $ 169,512    $ 163,520
                                         =========    =========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts ......   $  69,786    $  63,982
Time deposits ........................      60,743       69,747
                                         ---------    ---------
    TOTAL DEPOSITS ...................     130,529      133,729
FHLB borrowings ......................      13,000       11,000
Federal funds purchased and Securities
 sold under agreements to repurchase .       6,373        5,419
Other borrowings .....................           0        3,000
Other Liabilities ....................       1,433          762
                                         ---------    ---------
    TOTAL LIABILITIES ................     151,335      153,910

    STOCKHOLDERS' EQUITY .............      18,177        9,610
                                         ---------    ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY ...............   $ 169,512    $ 163,520
                                         =========    =========


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